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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of BWAY Corporation on Form S-8 of our report dated November 8, 1996, appearing in the Annual Report on Form 10-K of BWAY Corporation for the year ended September 29, 1996.

Delotte & Touche LLP

Atlanta, Georgia
October 27, 1997